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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f)1 promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of Amendment No. 1 to the statement on Schedule 13D (including any subsequent amendments thereto) with respect to the Common Stock, par value $1.00 per share, of Kmart Corporation, a Michigan corporation, and that this Agreement may be included as an Exhibit to such joint filing.

        The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning another party, unless such party knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in one or more counterparts, each of which together shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 26, 2001.

                                          U.S. Transportation, LLC

                                          By:   The Yucaipa Companies, LLC
                                                Its Managing Member

                                          By:   /s/ Ronald W. Burkle
                                                --------------------------------
                                                Its Managing Member

                                          The Yucaipa Companies, LLC

                                          By:   /s/ Ronald W. Burkle
                                                --------------------------------
                                                Its Managing Member

                                          Ronald W. Burkle

                                          By:   /s/ Ronald W. Burkle
                                                --------------------------------

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                                          American Companies, LLC

                                          By:   /s/ Vincent C. Smith
                                                --------------------------------
                                                Its Managing Member

                                          Westgate Enterprises III, LLC

                                          By:   /s/ Vincent C. Smith
                                                --------------------------------
                                                Its Managing Member

                                          Vincent C. Smith

                                          By:   /s/ Vincent C. Smith
                                                --------------------------------